Exhibit 10.1

PRICESMART, INC.

RESTRICTED STOCK AGREEMENT

THIS AGREEMENT is made between Jose Luis Laparte (the “Grantee”) and PriceSmart, Inc., a Delaware corporation (the “Company”), as of December 7, 2006. This Agreement is subject to the Company’s 2002 Equity Participation Plan (the “Plan”), the terms of which are hereby incorporated by reference. Any capitalized term not defined herein shall have the meaning ascribed to such term under the Plan.

A. The Company hereby grants to Grantee an award of 124,400 shares of common stock of the Company (the “Shares”) effective as of December 7, 2006 (the “Effective Date”), with a purchase price of $0.00 per share of common stock of the Company.

B. In connection with the grant of the Shares, the parties hereby execute this Restricted Stock Agreement (this “Agreement”), which sets forth the rights and obligations of the parties with respect to the Shares, as follows:

1. Vesting.

(a) Notwithstanding anything herein to the contrary, in the event of a Termination of Employment, or a Termination of Consultancy, for any reason, including for cause, death, or disability, all unvested Shares as of the date of such termination shall immediately be forfeited and shall be transferred to the Company.

(b) One hundred percent (100%) of the Shares shall initially be subject to forfeiture pursuant to Section 1(a). The Shares issued hereunder shall become vested over five (5) years, as follows: 23,600 shares vesting annually for the first four years and 30,000 shares vesting the fifth year on each anniversary of December 7, 2006 (the “Vesting Commencement Date” and each such anniversary, a “Vesting Date”), so that one hundred percent (100%) of the Shares shall be vested and not subject to forfeiture pursuant to Section 1(a) upon the fifth anniversary of the Vesting Commencement Date; provided, however, that Grantee has not had a Termination of Employment, or a Termination of Consultancy, as of each such Vesting Date. Fractional shares shall be rounded to the nearest whole share.

2. Transferability of the Shares; Escrow.

(a) With the exception of Shares which have been forfeited and required to be transferred to the Company pursuant to this Agreement, no unvested Shares nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Grantee or Grantee’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect. Grantee hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company, to transfer the unvested Shares which are forfeited pursuant to Section 1(a) from Grantee to the Company.

(b) To insure the availability for delivery of Grantee’s unvested Shares upon forfeiture pursuant to Section 1(a), Grantee hereby appoints the Secretary, or any other person designated by the Company as escrow agent, as its attorney-in-fact to assign and transfer unto the Company, such unvested Shares, if any, forfeited to the Company pursuant to Section 1(a) and shall, upon execution of this Agreement, deliver and deposit with the Secretary of the Company, or such other person designated by the Company, the share certificates representing the unvested Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit A. The unvested Shares and stock assignment shall be held by the Secretary in escrow, pursuant to the Joint Escrow Instructions of the Company and Grantee attached as Exhibit B hereto, until the Shares, if any, are forfeited as provided in Section 1(a), until such unvested Shares are vested, or until such time as this Agreement no longer is in effect. As a further condition to the Company’s obligations under this Agreement, the spouse of the Grantee, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit C. Upon vesting of the unvested Shares, the escrow agent shall promptly deliver to the Grantee the certificate or certificates representing such Shares in the escrow agent’s possession belonging to the Grantee, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement.

3. Ownership, Voting Rights, Duties. This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Grantee, except as specifically provided herein.

4. Legends. Grantee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN FORFEITURE RESTRICTIONS AND RESTRICTIONS ON TRANSFER AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

Grantee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

5. Adjustment for Stock Split. All references to the number of Shares shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

6. Notices. Notices required hereunder shall be given in person or by registered mail to the address of Grantee shown on the records of the Company, and to the Company at its principal executive office.

7. Survival of Terms. This Agreement shall apply to and bind Grantee and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

8. Section 83(b) Election. Grantee hereby acknowledges that he or she has been informed that, with respect to the Shares, unless an election is filed by the Grantee with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within thirty (30) days of the Effective Date, electing pursuant to Section 83(b) of the Code (and similar state tax provisions if applicable) to be taxed currently on any difference between the purchase price of the Shares, if any, and their Fair Market Value on the Effective Date, there will be a recognition of taxable income to the Grantee, measured by the excess, if any, of the Fair Market Value of the Shares, at the time the Shares are not subject to forfeiture under Section 1(a), over the purchase price, if any, for the Shares. Grantee represents that Grantee has consulted any tax consultant(s) Grantee deems advisable in connection with the grant of the Shares or the filing of the election under Section 83(b) and similar tax provisions.

GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY AN ELECTION UNDER SECTION 83(b), EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON GRANTEE’S BEHALF.

9. Representations. Grantee has reviewed with Grantee’s own tax advisors the federal, state, local and foreign tax consequences of the grant of Shares hereunder and the transactions contemplated by this Agreement. Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Grantee understands that Grantee (and not the Company) shall be responsible for Grantee’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

10. Withholding. At the discretion of the Company, Grantee may satisfy federal and state withholding tax obligations with respect to the vesting of Shares by electing to forfeit and have transferred to the Company that number of Shares to be vested having a Fair Market Value equal to the minimum amount required to be withheld based on the statutory withholding rates for federal and state tax purposes that apply to supplemental taxable income. The Fair Market Value of the Shares to be forfeited shall be determined on the date that the amount of tax to be withheld is to be determined. Any election by Grantee to have Shares forfeited for this purpose shall be made in such form and under such conditions as the Company may deem necessary or advisable.

11. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable. Grantee represents that Grantee has read this Agreement and is familiar with its terms and provisions.

IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

PRICESMART, INC.

/s/ Robert M. Gans
By:	Robert M. Gans
Title:	Executive Vice President

GRANTEE

/s/ Jose Luis Laparte
Jose Luis Laparte

Address:

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I, Jose Luis Laparte, hereby sell, assign and transfer unto PriceSmart, Inc., a Delaware corporation,                      shares of the Common Stock of PriceSmart, Inc. standing in my name of the books of said corporation represented by Certificate No.                      herewith and do hereby irrevocably constitute and appoint                      to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Agreement between PriceSmart, Inc. and the undersigned dated as of December 7, 2006.

Signature:	/s/ Jose Luis Laparte
Jose Luis Laparte

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the forfeiture of unvested Shares, as set forth in the Restricted Stock Agreement, without requiring additional signatures on the part of the Grantee.

EXHIBIT B

JOINT ESCROW INSTRUCTIONS

PriceSmart, Inc.

9740 Scranton Road

San Diego, CA. 92121

Attention: Corporate Secretary

To Whom It May Concern:

As Escrow Agent for both PriceSmart, Inc., (the “Company”), and the undersigned grantee (the “Grantee”) of common stock of the Company (the “Shares”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Agreement (“Agreement”) between the Company and the undersigned, in accordance with the following instructions:

1. In the event of a forfeiture of the Shares pursuant to Section 1(a) of the Agreement, the Company shall give to Grantee and you a written notice specifying the number of Shares to be forfeited and the time for a closing hereunder at the principal office of the Company. Grantee and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee.

3. Grantee irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Grantee does hereby irrevocably constitute and appoint you as Grantee’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Grantee shall exercise all rights and privileges of a stockholder of the Company while you hold the stock.

4. Upon written request of the Grantee, but no more than twice per calendar year, unless the Shares have been forfeited to the Company, you will deliver to Grantee a certificate or certificates representing so many Shares of stock as are not then subject to forfeiture under the Agreement. Within one hundred twenty (120) days after Grantee has a Termination of Employment or Termination of Consultancy, you will deliver to Grantee a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not forfeited to the Company or its assignees pursuant to the Agreement.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Grantee, you shall deliver all of the same to Grantee and shall be discharged of all further obligations hereunder.

6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Grantee while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the expiration of any rights under any applicable state, federal or local statute of limitations or similar statute or regulation with respect to these Joint Escrow Instructions or any documents deposited with you.

11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may either pay such counsel reasonable compensation therefor or be reimbursed by the Company for such expense.

12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent mutually acceptable to the Company and Grantee.

13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or three (3) days following deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten (10) days’ advance written notice to each of the other parties hereto.

COMPANY:	PriceSmart, Inc.
9740 Scranton Road
San Diego, CA 92121

Fax: 858-404-8828

GRANTEE:

ESCROW AGENT:	PriceSmart, Inc. Corporate Secretary

16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

18. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding that body of law pertaining to conflicts of law.

Dated as of December 7, 2006

PRICESMART, INC.

By:
Title:

GRANTEE:

Escrow Agent:

Corporate Secretary of PriceSmart, Inc.

EXHIBIT C

CONSENT OF SPOUSE

I,                                         , spouse of Jose Luis Laparte have read and approve the foregoing Agreement. In consideration of granting of the right to my spouse to purchase shares of PriceSmart, Inc. as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:                     ,